UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of AdvanSix Inc. (the “Company”) held on June 18, 2025, the stockholders of the Company approved the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated (the “Incentive Plan”), which increased the share reserve by 1,400,000 shares and extended the term of the Incentive Plan from June 15, 2032 to June 18, 2035. A summary of the material terms of the Incentive Plan was included in the definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2025 (as supplemented on May 16, 2025, the “2025 Proxy Statement”), and is qualified in its entirety by reference to the full text of the Incentive Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 18, 2025. The following matters set forth in the 2025 Proxy Statement were voted upon with the results set forth below.
1.    Election of Directors. The Company’s stockholders elected the following director nominees to serve for a term ending at the 2026 Annual Meeting of Stockholders with the respective votes set forth opposite their names:

Nominee	For	Against	Abstain	Broker Non-Votes
Erin N. Kane	23,124,978	46,334	18,856	1,699,053
Todd D. Karran	23,003,880	167,735	18,553	1,699,053
Gena C. Lovett, Ph.D.	22,816,048	349,808	24,312	1,699,053
Donald P. Newman	23,057,741	113,411	19,016	1,699,053
Daniel F. Sansone	22,924,219	246,683	19,266	1,699,053
Sharon S. Spurlin	22,962,927	208,038	19,203	1,699,053
Patrick S. Williams	22,828,049	342,611	19,508	1,699,053

2.    Ratification of Appointment of Independent Accountants. The Company’s stockholders voted upon and approved the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for 2025. The votes on this proposal were as follows:

For	Against	Abstain
24,578,924	283,608	26,689

3.    Advisory Vote to Approve Executive Compensation. The Company’s stockholders voted upon and approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the 2025 Proxy Statement. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
22,751,320	392,945	45,903	1,699,053

4.    Approval of the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated. The Company’s stockholders voted upon and approved the Incentive Plan. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
22,355,316	804,965	29,887	1,699,053

5.    Approval of the Amendment to Certificate of Incorporation. The Company’s stockholders voted upon and approved a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") to limit the liability of certain officers as permitted by Delaware law, as described in the 2025 Proxy Statement. The complete text of the Certificate of Amendment is included in Appendix C to the 2025 Proxy Statement. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
21,343,761	1,816,963	29,444	1,699,053

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated (effective June 18, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary